Exhibit 16
Hobe & Lucas
    Certified Public Accountants, Inc. _____________________________________________________________________________________________________________________________________________________________________________________________________
4807 Rockside Road, Suite 510	Phone: (216) 524.8900
Independence, Ohio 44131	Fax: (216) 524.8777
http://www.hobe.com

May 31, 2017

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
 Washington, DC 20549

Re: Concrete Leveling Systems Inc.

Commission File Number 000-53048

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Concrete Leveling Systems Inc. in Item 4.01 of its Form 8-K dated May 31, 2017 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Hobe & Lucas Certified Public Accountants, Inc.

Hobe & Lucas Certified Public Accountants, Inc.